UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2014

CIRQUE ENERGY, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	000-52438	65-0855736
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

645 Griswold, Suite 3274 Detroit, Michigan	48226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 888-963-2622

Copies to:

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, NY 10006

Attn.: Marc Ross, Esq.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to (i) securing capital for general working purposes, and (ii) other risks and in statements filed from time to time with the Securities and Exchange Commission (the “SEC”). All such forward-looking statements, whether written or oral, and whether made by or on behalf of the registrant, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the registrant disclaims any obligation to, and will not, update any forward-looking statements to reflect events or circumstances after the date hereof.

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 20, 2014, Cirque Energy, Inc. (the “Company”) entered into an Equity Purchase Agreement (the “Agreement”) with Kodiak Capital Group, LLC (the “Investor”), pursuant to which the Company has the right to sell up to $5,000,000 of the Company’s common stock, subject to conditions the Company must satisfy as set forth in the Agreement.

For each share of common stock purchased under the Agreement, the Investor will pay 75% of the lowest closing bid price on the Company’s principal market for the shares of common stock at such time as quoted by Bloomberg L.P. for any of the 5 trading days immediately following the Company’s delivery of the shares of the Company’s common stock to the Investor’s brokerage account pursuant to the Company’s corresponding put notice to the Investor. In no event, however, shall the number of shares of common stock issuable to the Investor pursuant to a put notice cause the aggregate number of shares of common stock beneficially owned by the Investor and its affiliates to exceed 9.99% of the Company’s outstanding common stock at the time.

The shares of common stock to be issued to the Investor under the Agreement will be issued pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder. The Investor represented to the Company that it is a “sophisticated investor” as defined in Rule 506(b)(2)(ii) under the Securities Act and an “accredited investor” as defined in Rule 501(a) under the Securities Act.

As a condition precedent to the Company’s right to deliver a put notice, the shares of common stock offered and sold under the Agreement must be registered for resale. The Company has entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investor, pursuant to which the Company has an obligation to file a registration statement with the SEC covering the resale by the Investor of any shares to be issued to the Investor under the Agreement.

The Company’s right to deliver a put notice and the obligations of the Investor with respect to a put is subject to the Company’s satisfaction of a number of conditions, including, but not limited to:

•	That the Company’s common stock is trading on its principal market;

•	The Company shall not have been notified of any pending or threatened proceedings or other action to suspend the trading of the Company’s common stock;

•	That the issuance of shares of common stock with respect to the applicable put notice will not violate the rules and requirements of the Company’s principal market; and

•	That a registration statement relating to the resale of the shares sold to the Investor is effective.

Unless earlier terminated in accordance with its terms, the Agreement shall terminate on the earlier of: (i) December 31, 2015; or (ii) the date on which the Investor shall have purchased an aggregate of $5,000,000 of the Company’s common stock pursuant to the Agreement.

The preceding description of the Agreement and Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 to this report and incorporated herein by reference, and the Registration Rights Agreement, which is filed as Exhibit 4.1 to this report and incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

The following exhibits are filed herewith:

Exhibit Number	Description

4.1	Registration Rights Agreement dated as of September 18, 2014 by and between Cirque Energy, Inc. and Kodiak Capital Group, LLC

10.1	Equity Purchase Agreement dated as of October 20, 2014 by and between Cirque Energy, Inc. and Kodiak Capital Group, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIRQUE ENERGY, INC.

Date: October 24, 2014	By:	/s/ Joseph DuRant
Joseph DuRant
Chief Executive Officer